                                                                 EXHIBIT 4.8




                                                              EXHIBIT H
                                                                 to
                                                      PARTICIPATION AGREEMENT



=============================================================================


                            ASSIGNMENT OF CONTRACTS



                                     Dated

                               September __, 1994

                                      from

                             NEWMONT GOLD COMPANY,


                                                          Assignor

                                       to

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under Trust Agreement [No. 1][No. 2], dated as of July 15, 1994, with Philip Morris
                             Capital Corporation,


                                                          Assignee




=============================================================================



                      NEWMONT GOLD ORE TREATMENT FACILITY

                              Trust [No. 1][No. 2]

                 THIS ASSIGNMENT OF CONTRACTS (the Assignment), dated September , 1994, from NEWMONT GOLD COMPANY, a Delaware corporation, as assignor
(Assignor), to SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under Trust Agreement
[No. 1][No. 2], dated as of July 15, 1994, with Philip Morris Capital Corporation (the Trust Agreement), as assignee (Assignee). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement, dated as of July 15, 1994 (the Participation Agreement), among Philip Morris Capital Corporation, as Owner Participant, The First National Bank of Chicago, as Pass Through Trustee and as Indenture Trustee, Assignee and Assignor.


                             W I T N E S S E T H :


                 WHEREAS, Assignor has heretofore entered into (i) a Contract for Engineering and Equipment Procurement Services, dated February 3, 1992, between Assignor and Lurgi Metallurgie GmbH, formerly known as Lurgi Chemie Metallurgie Industriebau GmbH (Lurgi) and (ii) a contract for Engineering, Procurement and Construction Management Services, Job 21777, dated December 23, 1991, between Assignor and Bechtel Corporation (Bechtel), each for the design and construction of, and for the sale of items to be included as a part of, the Facility, and (iii) an Oxygen Supply Agreement, dated September 1, 1992, between Assignor and Praxair (Praxair), for the supply of oxygen to the Facility (each such agreement, together with all amendments thereto and modifications thereof, being referred to herein as the Contracts and each of Lurgi, Bechtel and Praxair being referred to herein as the Contractors).



                 WHEREAS, Assignee intends to purchase an undivided interest in the Facility, the percentage of which shall be equal to the Lessor's Share, from Assignor, and Assignee intends to lease such undivided interest back to Assignor, so that Assignor will operate the Facility, in each case as provided, and subject to the conditions contained, in the Participation Agreement and the Lease and Assignor is willing to assign to Assignee, as security for the due and punctual payment of Rent and other obligations and liabilities of the Assignor to the Assignee under or relating to the Lease and any other Transaction Document (all such obligations being referred to herein as Obligations), on the terms and conditions herein set forth, Assignor's right, title and interest with respect to each Contract, to the extent of the Lessor's Share.


                 WHEREAS, in consideration of the issuance, sale and delivery on the Closing Date, by Assignee of the Note referred to in the Indenture, the proceeds of which are to be used for the purpose of financing part of the cost of Assignee's Undivided Interest, Assignee intends further to assign to the Indenture Trustee the rights assigned to Assignee hereunder.

                 NOW THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


                 SECTION 1. Grant of Security Interests.


                 As security for the full and prompt payment and performance when due of all of its Obligations, Assignor hereby assigns, conveys, transfers and sets over unto Assignee, and hereby grants to the Assignee a continuing security interest of first priority in, all of its right, title and interest in, to and under each Contract, to the extent, but only to the extent, of the Lessor's Share, including without limitation: (i) any amounts received or receivable by Assignor in respect of any claims for damages in respect of, and any warranties, guarantees or indemnities of any Contractor contained in, the Contracts, (ii) any claims or rights of Assignor against any other contractors, subcontractors, suppliers or materialmen for any part or portion of the Facility, (iii) any and all rights of Assignor to compel performance of any Contract, (iv) any proceeds of settlements, judgments or awards in connection with, and any claims, disputes, litigation or arbitration relating to or arising out of, any Contract, and (v) the right to demand, receive, accept and retain all property, services, tests, inspection rights, reports and other data and services which any Contractor provides pursuant to its respective Contract with respect to the Facility (the Collateral); provided that so long as no Bankruptcy Default or Event of Default has occurred and is continuing, Assignor shall have the right, to the exclusion of Assignee, to exercise in its own name all rights and powers under any Contract to the same extent as if this Assignment had not been executed; provided further that any amount in respect of the assertion under any Contract of a claim for consequential damages suffered by Assignor as a result of any breach of warranty or other action by the relevant Contractor or any contractor, subcontractor, supplier or materialman, including loss or damage resulting from business interruption to the Facility, shall (except at such time as a Bankruptcy Default or an Event of Bankruptcy Default shall have occurred and be continuing) be paid to Assignor and shall not be considered part of the Collateral.


                 SECTION 2. Remedies in Case of Default.

                 Assignor agrees that, if any Bankruptcy Default or Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of any Applicable Law then in effect, the Assignee, shall, subject to the terms and provisions hereof, have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may exercise all rights to enforce all remedies, rights, powers and privileges of the Assignor under this Agreement.

                 SECTION 3. Termination; Release.

                 Upon the full and complete satisfaction of Assignor's Obligations, this Assignment shall terminate and Assignee will execute and deliver to Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Assignment, and will duly assign, transfer and deliver to Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Assignee.

                 SECTION 4. Liability of Assignor and Assignee; of Contractors.

                 (a) Notwithstanding any other provision of this Assignment, Assignor shall at all times remain liable under each Contract to perform all of its duties and obligations thereunder to the same extent as if this Assignment had not been executed. Furthermore, (a) neither this Assignment nor the exercise by Assignee of any of the rights assigned hereunder shall cause Assignee to become subject to any obligation or liability of Assignor, or release Assignor from any its duties or obligations, under any Contract, or any other instrument or document in respect of the construction and completion of the Facility or the supply of oxygen thereto, except to the extent that such exercise by Assignee shall constitute performance of such duties or obligations, and (b) Assignee shall not have any obligation or liability under any Contract, or any other instrument or document in respect of the construction and completion of the Facility or the supply of oxygen thereto, by reason of, or arising out of, this Assignment or be obligated to perform any of the obligations or duties of Assignor under any Contract or any other instrument or document in respect of the construction and completion of the Facility or the supply of oxygen thereto or to make any inquiry as to the sufficiency or authorization for any payment received by it or to take any other action to collect or enforce any claim for payment assigned hereunder.

                 (b) Nothing herein contained shall subject any Contractor to any liability to which it would not otherwise be subject or modify in any respect such Contractor's rights against Assignor.


                 SECTION 5. Power of Attorney.

                 Assignor constitutes Assignee, its successors and assigns, Assignor's true and lawful attorney, irrevocably, with full power (in the name of Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for money due and to become due under, or arising out of, the rights assigned hereunder and, for such period as Assignee may exercise rights with respect thereto under this Assignment, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute or take control of any proceedings and to obtain any recovery in connection therewith which to Assignee may seem necessary or advisable in the enforcement of the rights assigned hereunder.


                 SECTION 6. Further Action.

                 Assignor agrees that at any time and from time to time, upon the written request of Assignee, Assignor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Assignee may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.



                 SECTION 7. Representations, Warranties and Covenants
                            of Assignor.



                 Assignor does hereby (i) represent and warrant that each Contract is freely assignable for the purposes set forth herein, (ii) represent and warrant to Assignee that it knows of no material default in the performance by any Contractor which in any material respect may hinder completion of the Facility or delay substantial completion of the Facility beyond September 30, 1994, (iii) represent and warrant that each Contractor has been mailed a Consent to Assignment of its respective Contract in the forms attached as Exhibit A, Exhibit B and Exhibit C hereto and that on or before the Closing Date each Contractor will have consented to this Assignment, (iv) represent and warrant that Assignor has not assigned or pledged, and covenant that it will not assign or pledge, the whole or any part of the rights hereby assigned to anyone other than Assignee, it being understood that Assignor is concurrently granting a security interest in each Contract to another Lessor under a separate assignment of contracts under circumstances and in a share which do not conflict with this assignment, (v) covenant that it will not enter into any agreement or take any action that would amend, modify, supplement, rescind, waive, cancel or terminate any of the rights hereby assigned (A) without giving 10 Business Days' prior written notice thereof to Assignee or (B) in a manner adverse to Assignee without Assignee's prior written consent or in a manner which may result in an Event of Default, (vi) agree to cause all notices to each Contractor to be given and delivered promptly and within the time provided in, and otherwise in accordance with the terms of, each respective Contract,
(vii) agree to perform its obligations under each Contract and procure performance on the part of each Contractor, (viii) agree forthwith to notify Assignee of any default by any Contractor in its performance of any of the provisions of its respective Contract, of any alleged default by Assignor with respect to any Contract, and of any assertion by any Contractor that circumstances have arisen which may permit or result in the termination of its respective

Contract, (ix) agree not to consent to any assignment or transfer of any Contractor's rights or obligations under any Contract without the prior written consent of Assignee, and (x) agree that following a Bankruptcy Default or an Event of Default the Lessor's Share of any and all payments received by Assignor from any Contractor in respect of the Collateral shall be held in trust for Assignee and paid over to Assignee or the Indenture Trustee forthwith for application in accordance with Section 9 of the Lease as if such amounts were being paid with respect to a Loss referred to thereunder.



                 SECTION 8. Assignment to Indenture Trustee.

                 In order to secure the indebtedness evidenced by the Note and certain other obligations as provided in the Indenture, the Indenture provides, among other things, for the further assignment by Assignee to the Indenture Trustee of its right, title and interest in, to and under this Assignment, to the extent set forth in the Indenture and for the creation of a security interest in the Undivided Interest in favor of Indenture Trustee. Assignor hereby consents to such further assignment and the creation of such security interest, consents to the terms and provisions thereof and (a) acknowledges that such assignment and security interest provide for the exercise by the Indenture Trustee of all rights of Assignee hereunder to give any consents, approvals, waivers, notices or the like, to make any elections, demands or the like or to take any other discretionary action hereunder, except as specifically set forth in the Indenture, and (b) agrees that, to the extent provided in the Indenture, the Indenture Trustee shall have all the rights of Assignee hereunder as if the Indenture Trustee had originally been named herein as Assignee (every reference herein to Assignee being read to mean, except where the context otherwise requires, the Indenture Trustee). Assignor will furnish to the Indenture Trustee counterparts of all notices, certificates or other documents of any kind required to be delivered hereunder by Assignor to Assignee. So long as the Undivided Interest is subject to the lien of the Indenture, Assignor shall make all payments of amounts payable hereunder (if any) to Assignee, other than Excepted Payments, to the Indenture Trustee at the office of the Indenture Trustee or such other office as the Indenture Trustee may specify from time to time by notice to Assignee and Assignor, and the right of the Indenture Trustee to receive all such payments shall not be subject to any defense, counterclaim, setoff or other right or claim of any kind which Assignor may be able to assert against Assignee or Owner Participant in an action brought by either thereof on this Assignment.


                 SECTION 9. Notices.

                 Unless otherwise specifically provided herein, all notices, requests, demands and other communications required or contemplated by the provisions hereof shall be given as provided in the Participation Agreement.

                 SECTION 10. Severability of Provisions.

                 Any provision of this Assignment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 SECTION 11.  Successors and Assigns.

                 All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.


                 SECTION 12.  Governing Law.

                 This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.


                 SECTION 13.  Headings.

                 The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Assignment.


                 SECTION 14.  Counterparts.

                 This Assignment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed the date first above written.


                                           NEWMONT GOLD COMPANY


                                           By
                                             -------------------------------
                                             Title:


                                           SHAWMUT BANK CONNECTICUT,
                                           NATIONAL ASSOCIATION, not
                                            in its individual capacity but
                                            solely as trustee under a Trust
                                            Agreement with Philip Morris
                                            Capital Corporation dated as of
                                            July 15, 1994,


                                           By
                                             -------------------------------
                                             Title:

                                  EXHIBIT A
                                      TO
                           ASSIGNMENT OF CONTRACTS


                             CONSENT TO ASSIGNMENT



To:   LURGI METALLURGIE GMBH
   (FORMERLY LURGI CHEMIE METALLURGIE INDUSTRIEBAU GMBH)
   LURGI ALLEE 5
   POSTFACH 11 12 31, D-6000
   FRANKFURT AM MAIN, GERMANY



       Reference is made to the Contract For Engineering and Equipment Procurement Services (the Assigned Contract) and the Technology Cross-License Agreement each effective as of February 3, 1992 (collectively, the Contracts). In connection with the consummation of the transaction (the Closing) contemplated by the terms of the Assignment of Contracts in substantially the form hereto attached as Appendix 1, (herein called the Assignment), from Newmont Gold Company, as Assignor, to Shawmut Bank Connecticut, National Association, not in its individual capacity, but solely as Owner Trustee under a Trust Agreement dated as of July 15, 1994, as Assignee, Assignor intends to collaterally assign all of its right, title and interest in, to and under the Assigned Contract to the extent of (75%)(25%) (the Lessor's Share). Assignee in turn intends to collaterally assign all right, title and interest in, to and under the Assigned Contract to The First National Bank of Chicago, as Indenture Trustee (Indenture Trustee), pursuant to a Trust Indenture and Security Agreement dated as of July 15, 1994.



       By executing and delivering this Consent to Assignment, you hereby consent and agree to Assignor's collateral assignment of the Assigned Contract and the sale by Assignor of an undivided interest in the Facility, the percentage of which shall be equal to the Lessor's Share, and the lease back of such undivided interest to Assignor on the date of Closing pursuant to the Assignment. Your consent will be effective upon the occurrence of the Closing. On and after such effective date (i) all of your representations, warranties, indemnities and agreements with respect to the Facility (as defined in the Assignment) contained in the Assigned Contract shall, subject to all the other terms and conditions of the Assigned Contract, inure to the benefit of the Indenture Trustee (so long as the Facility is subject to the lien of the said Indenture, but only so long as they inure to the benefit of and are enforceable by the Assignor), and the Assignee to the same extent as if the Indenture Trustee and the Assignee were the original contracting parties to the Assigned Contract, (ii) upon your receipt of written notification from Assignee or the Indenture Trustee that a Default or Event of Default (each as defined in the Assignment) under the Lease between Assignee and Assignor, dated as of July 15, 1994, has occurred and is continuing, sums, if any, payable by you to Assignor under the Assigned Contract, including damages for breach of the Assigned Contract will be paid, to the extent of the Lessor's Share, to the Indenture Trustee at One First National Plaza, Suite 0126, Chicago, Illinois, 60670-0126, or as the Indenture Trustee may direct from time to time (until the Assignor notifies you that the Facility is no longer subject to the lien of said Indenture) and thereafter to Assignee or as it may direct from time to time, and (iii) you shall continue to look solely to Assignor for payment of any amounts due or to become due to you from Assignor under either Contract and for the performance of all of Assignor's obligations under either Contract and neither Assignee nor the Indenture Trustee shall be liable for any obligations or duties of Assignor under either Contract or otherwise with respect to the Facility, except that following an acceleration of the Notes pursuant to the Indenture, and to the extent the Assigned Contract has not been terminated, the Indenture Trustee, or its successors and assigns, shall be obligated to perform all such obligations and duties of Assignor under the Assigned Contract. Any such successors or assigns (including, without limitation, the Indenture Trustee) shall thereupon, (x) be subject to all the terms and conditions of the Assigned Contract applicable to Assignor, including but not limited to, the limitations on your liability, (y) be bound by all actions taken, notices given to you and liabilities incurred by you prior to any such transfer, and (z) be obligated to cure any events of Assignor default under the Assigned Contract. To the extent you duly perform your obligations under the Assigned Contract, nothing in this Consent shall be deemed to lessen or extinguish any rights you may have, create any new obligation on your part under either Contract, or relieve Assignor from any obligation under either Contract, including any confidentiality obligation undertaken by the Assignee and the Indenture Trustee for your benefit.



       Until you receive written notice to the contrary from Assignee or the Indenture Trustee, you may assume (a) that the (75%)(25%) undivided interest of the Assignee in the Facility remains subject to the lien of said Indenture, (b) that no Default or Event of Default under the aforesaid Lease has occurred and
(c) that any such Default or Event of Default of which you have received notice is continuing.



       Where the Assignment requires Assignor to give Assignee or the Indenture Trustee certain prior notice of action involving or affecting you that it proposes to take, or to obtain the consent of Assignee or the Indenture Trustee to such action, you may also assume that such required notice has been given or such required consent has been obtained unless you have received written notice to the contrary from Assignee or the Indenture Trustee before such action is taken; and unless such notice has been given to you, the failure of Assignor to give such required notice to Assignee or the Indenture Trustee or to obtain such required consent from Assignee or the Indenture Trustee shall not affect the validity of the action taken insofar as it affects your rights or obligations.



       Should Assignor assert a warranty claim or other claim under or arising out of the Assigned Contract against you, the amount of which you dispute, and an agreement is reached to settle such claim for less than the amount originally claimed by Assignor, you may assume that such settlement was agreed to by Assignee and the Indenture Trustee.



       You shall also be entitled to rely upon any notice given to you by Assignor, Assignee or the Indenture Trustee without inquiring as to the factual correctness of such notice. If any notice shall conflict with another you may give precedence as follows: If you have not been notified of any Default or Event of Default by the Assignee or the Indenture Trustee, as the case may be, you shall give precedence to any notice provided by the Assignor. If you have been notified of any Default or Event of Default by the Assignee or the Indenture Trustee, as the case may be, you shall give precedence to any notice provided by the party providing the notification of such Default or Event of Default.



       Assignor agrees to indemnify you against and save you harmless from all claims, suits, demands or causes of action by Assignee or Indenture Trustee other than those which arise directly out of the Contracts and which Assignor, itself, would have the right to assert against you, including all losses, costs and expenses (including reasonable attorneys' fees) arising out of the foregoing.



       Each of the Assignee and the Indenture Trustee confirms and acknowledges that any dispute arising in connection with the Assigned Contract shall be resolved in accordance with the arbitration provisions set forth in the Assigned Contract.



       Nothing in this Consent shall be construed as relieving Assignor, Assignee or Indenture Trustee from the obligation to obtain your consent to any further Assignment of the Assigned Contract.

       Any capitalized terms included in this Consent which are not defined herein shall have the meanings given to them in Appendix A (Definition of terms) to a certain Participation Agreement dated as of July 15, 1994 among Assignor, Assignee, Indenture Trustee and other parties, which Appendix A is substantially in the form hereto attached as Appendix 2.

       PLEASE ACKNOWLEDGE RECEIPT OF THIS CONSENT AND INDICATE YOUR CONSENT TO THE ASSIGNMENT ON THE ENCLOSED COPY AND RETURN IT TO US.



DATED:  AUGUST __, 1994



             NEWMONT GOLD COMPANY


             By__________________________
               Title:





Receipt acknowledged and consented to
as aforesaid:


LURGI METALLURGIE GMBH


By______________________________________________________
  Title:



By______________________________________________________
  Title:

Acknowledged and confirmed:


SHAWMUT BANK CONNECTICUT,
 NATIONAL ASSOCIATION, not
 in its individual capacity
 but solely as trustee under a
 Trust Agreement with
 Philip Morris Capital Corporation
 dated as of July 15, 1994,


By___________________________________
  Title:


Acknowledged and confirmed:


THE FIRST NATIONAL BANK OF
 CHICAGO, not in its individual capacity, but solely as Indenture Trustee under an Indenture dated as of July 15, 1994, with Philip Morris Capital Corporation


By____________________________________
  Title:

                                                                 EXHIBIT B
                                                                    to
                                                         Assignment of Contracts



                             CONSENT TO ASSIGNMENT


To:    BECHTEL CORPORATION
   __________________________
   __________________________



       Reference is made to the Contract For Engineering, Procurement and Construction Management Services, Job 21777 (the Assigned Contract). In connection with the consummation of the transaction (the Closing) contemplated by the terms of the Assignment of Contracts in substantially the form hereto attached as Appendix 1, (herein called the Assignment), from Newmont Gold Company, as Assignor, to Shawmut Bank Connecticut, National Association, not in its individual capacity, but solely as Owner Trustee under a Trust Agreement dated as of July 15, 1994, as Assignee, Assignor intends to collaterally assign all of its right, title and interest in, to and under the Assigned Contract to the extent of (75%)(25%) (the Lessor's Share). Assignee in turn intends to collaterally assign all right, title and interest in, to and under the Assigned Contract to The First National Bank of Chicago, as Indenture Trustee (Indenture Trustee), pursuant to a Trust Indenture and Security Agreement dated as of July 15, 1994.


       By executing and delivering this Consent to Assignment, you hereby consent and agree to Assignor's collateral assignment of the Assigned Contract and the sale by Assignor of an undivided interest in the Facility, the percentage of which shall be equal to the Lessor's Share, and the lease back of such undivided interest to Assignor on the date of Closing pursuant to the Assignment. Your consent will be effective upon the occurrence of the Closing. On and after such effective date (i) all of your representations, warranties, indemnities and agreements with respect to the Facility (as defined in the Assignment) contained in the Assigned Contract shall, subject to all the other terms and conditions of the Assigned Contract, inure to the benefit of the Indenture Trustee (so long as the Facility is subject to the lien of the said Indenture, but only so long as they inure to the benefit of and are enforceable by the Assignor), and the Assignee to the same extent as if the Indenture Trustee and the Assignee were the original contracting parties to the Assigned Contract, (ii) upon your receipt of written notification from Assignee or the Indenture Trustee that a Default or Event of Default (each as defined in the Assignment) under the Lease between Assignee and Assignor, dated as of July 15, 1994, has occurred and is continuing, sums, if any, payable by you to Assignor under the Assigned Contract, including damages for breach of the Assigned Contract will be paid, to the extent of the Lessor's Share, to the Indenture Trustee at One First National Plaza, Suite 0126, Chicago, Illinois, 60670-0126, or as the Indenture Trustee may direct from time to time (until the Assignor notifies you that the Facility is no longer subject to the lien of said Indenture) and thereafter to Assignee or as it may direct from time to time, and (iii) you shall continue to look solely to Assignor for payment of any amounts due or to become due to you from Assignor under the Assigned Contract and for the performance of all of Assignor's obligations under the Assigned Contract and neither Assignee nor the Indenture Trustee shall be liable for any obligations or duties of Assignor under the Assigned Contract or otherwise with respect to the Facility. Nothing in this Consent shall be deemed to lessen or extinguish any rights you may have, create any new obligation on your part under either Contract, or relieve Assignor from any obligation under the Assigned Contract, including any confidentiality obligation undertaken by the Assignee and the Indenture Trustee for your benefit.



       Until you receive written notice to the contrary from Assignee or the Indenture Trustee, you may assume (a) that the (75%)(25%) undivided interest of the Assignee in the Facility remains subject to the lien of said Indenture, (b) that no Default or Event of Default under the aforesaid Lease has occurred and
(c) that any such Default or Event of Default of which you have received notice is continuing.



       Where the Assignment requires Assignor to give Assignee or the Indenture Trustee certain prior notice of action involving or affecting you that it proposes to take, or to obtain the consent of Assignee or the Indenture Trustee to such action, you may also assume that such required notice has been given or such required consent has been obtained unless you have received written notice to the contrary from Assignee or the Indenture Trustee before such action is taken; and unless such notice has been given to you, the failure of Assignor to give such required notice to Assignee or the Indenture Trustee or to obtain such required consent from Assignee or the Indenture Trustee shall not affect the validity of the action taken insofar as it affects your rights or obligations.


       Should Assignor assert a warranty claim or other claims under or arising out of the Contract against you, the amount of which you dispute, and an agreement is reached to settle such claim for less than the amount originally claimed by Assignor, you may assume that such settlement was agreed to by Assignee and the Indenture Trustee.



       You shall also be entitled to rely upon any notice given to you by Assignor, Assignee or the Indenture Trustee without inquiring as to the factual correctness of such notice. If any notice shall conflict with another you may give precedence as follows: If you have not been notified of any Default or Event of Default by the Assignee or the Indenture Trustee, as the case may be, you shall give precedence to any notice provided by the Assignor. If you have been notified of any Default or Event of Default by the Assignee or the Indenture Trustee, as the case may be, you shall give precedence to any notice provided by the party providing the notification of such Default or Event of Default.



       Each of the Assignee and the Indenture Trustee confirms and acknowledges that any dispute arising in connection with the Assigned Contract shall be resolved in accordance with the arbitration provisions set forth in the Assigned Contract.



       Nothing in this Consent shall be construed as relieving Assignor, Assignee or Indenture Trustee from the obligation to obtain your consent to any further assignment of the Assigned Contract.



       Any capitalized terms included in this Consent which are not defined herein shall have the meanings given to them in Appendix A (Definition of terms) to a certain Participation Agreement dated as of July 15, 1994 among Assignor, Assignee, Indenture Trustee and other parties, which Appendix A is substantially in the form hereto attached as Appendix 2.

       Please acknowledge receipt of this Consent and indicate your consent to the Assignment on the enclosed copy and return it to us.



Dated:  September __, 1994



             NEWMONT GOLD COMPANY


             By__________________________
               Title:





Receipt acknowledged and consented
to as aforesaid


BECHTEL CORPORATION,


By__________________________
  Title:

SHAWMUT BANK CONNECTICUT,
 NATIONAL ASSOCIATION, not
 in its individual capacity
 but solely as trustee under a
 Trust Agreement with
 Philip Morris Capital Corporation
 dated as of July 15, 1994,


By___________________________________
  Title:



Acknowledged and confirmed:


THE FIRST NATIONAL BANK OF
 CHICAGO, not in its individual capacity, but solely as Indenture Trustee under an Indenture dated as of July 15, 1994, with Philip Morris Capital Corporation


By____________________________________
  Title:

                                                                EXHIBIT C
                                                                   to
                                                        Assignment of Contracts



                             CONSENT TO ASSIGNMENT


To:    PRAXAIR, INC.
   __________________________
   __________________________



       Reference is made to the Oxygen Supply Agreement dated September 1, 1992 (the Assigned Contract). In connection with the consummation of the transaction (the Closing) contemplated by the terms of the Assignment of Contracts in substantially the form hereto attached as Appendix 1, (herein called the Assignment), from Newmont Gold Company, as Assignor, to Shawmut Bank Connecticut, National Association, not in its individual capacity, but solely as Owner Trustee under a Trust Agreement dated as of July 15, 1994, as Assignee, Assignor intends to collaterally assign all of its right, title and interest in, to and under the Assigned Contract to the extent of (75%)(25%) (the Lessor's Share) Assignee in turn intends to collaterally assign all right, title and interest in, to and under the Assigned Contract to The First National Bank of Chicago, as Indenture Trustee (Indenture Trustee), pursuant to a Trust Indenture and Security Agreement dated as of July 15, 1994.


       By executing and delivering this Consent to Assignment, you hereby consent and agree to Assignor's collateral assignment of the Assigned Contract and the sale by Assignor of an undivided interest in the Facility, the percentage of which shall be equal to the Lessor's Share, and the lease back of such undivided interest to Assignor on the date of Closing pursuant to the Assignment. Your consent will be effective upon the occurrence of the Closing. On and after such effective date (i) all of your representations, warranties, indemnities and agreements with respect to the Facility (as defined in the Assignment) contained in the Assigned Contract shall, subject to all the other terms and conditions of the Assigned Contract, inure to the benefit of the Indenture Trustee (so long as the Facility is subject to the lien of the said Indenture, but only so long as they inure to the benefit of and are enforceable by the Assignor), and the Assignee to the same extent as if the Indenture Trustee and the Assignee were the original contracting parties to the Assigned Contract, (ii) upon your receipt of written notification from Assignee or the Indenture Trustee that a Default or Event of Default (each as defined in the Assignment) under the Lease between Assignee and Assignor, dated as of July 15, 1994, has occurred and is continuing, sums, if any, payable by you to Assignor under the Assigned Contract, including damages for breach of the Assigned Contract will be paid, to the extent of the Lessor's Share, to the Indenture Trustee at One First National Plaza, Suite 0126, Chicago, Illinois, 60670-0126, or as the Indenture Trustee may direct from time to time (until the Assignor notifies you that the Facility is no longer subject to the lien of said Indenture) and thereafter to Assignee or as it may direct from time to time, and (iii) you shall continue to look solely to Assignor for payment of any amounts due or to become due to you from Assignor under the Assigned Contract and for the performance of all of Assignor's obligations under the Assigned Contract and neither Assignee nor the Indenture Trustee shall be liable for any obligations or duties of Assignor under the Assigned Contract or otherwise with respect to the Facility. Nothing in this Consent shall be deemed to lessen or extinguish any rights you may have, create any new obligation on your part under either Contract, or relieve Assignor from any obligation under the Assigned Contract, including any confidentiality obligation undertaken by the Assignee and the Indenture Trustee for your benefit.



       Until you receive written notice to the contrary from Assignee or the Indenture Trustee, you may assume (a) that the (75%)(25%) undivided interest of the Assignee in the Facility remains subject to the lien of said Indenture, (b) that no Default or Event of Default under the aforesaid Lease has occurred and
(c) that any such Default or Event of Default of which you have received notice is continuing.


       Where the Assignment requires Assignor to give Assignee or the Indenture Trustee certain prior notice of action involving or affecting you that it proposes to take, or to obtain the consent of Assignee or the Indenture Trustee to such action, you may also assume that such required notice has been given or such required consent has been obtained unless you have received written notice to the contrary from Assignee or the Indenture Trustee before such action is taken; and unless such notice has been given to you, the failure of Assignor to give such required notice to Assignee or the Indenture Trustee or to obtain such required consent from Assignee or the Indenture Trustee shall not affect the validity of the action taken insofar as it affects your rights or obligations.

       Should Assignor assert a warranty claim or other claims under or arising out of the Contract against you, the amount of which you dispute, and an agreement is reached to settle such claim for less than the amount originally claimed by Assignor, you may assume that such settlement was agreed to by Assignee and the Indenture Trustee.



       You shall also be entitled to rely upon any notice given to you by Assignor, Assignee or the Indenture Trustee without inquiring as to the factual correctness of such notice. If any notice shall conflict with another you may give precedence as follows: If you have not been notified of any Default or Event of Default by the Assignee or the Indenture Trustee, as the case may be, you shall give precedence to any notice provided by the Assignor. If you have been notified of any Default or Event of Default by the Assignee or the Indenture Trustee, as the case may be, you shall give precedence to any notice provided by the party providing the notification of such Default or Event of Default.



       Each of the Assignee and the Indenture Trustee confirms and acknowledges that any dispute arising in connection with the Assigned Contract shall be resolved in accordance with the arbitration provisions set forth in the Assigned Contract.



       Nothing in this Consent shall be construed as relieving Assignor, Assignee or Indenture Trustee from the obligation to obtain your consent to any further assignment of the Assigned Contract.



       Any capitalized terms included in this Consent which are not defined herein shall have the meanings given to them in Appendix A (Definition of terms) to a certain Participation Agreement dated as of July 15, 1994 among Assignor, Assignee, Indenture Trustee and other parties, which Appendix A is substantially in the form hereto attached as Appendix 2.

       Please acknowledge receipt of this Consent and indicate your consent to the Assignment on the enclosed copy and return it to us.



Dated:  September __, 1994



             NEWMONT GOLD COMPANY


             By__________________________
               Title:





Receipt acknowledged and consented
to as aforesaid


PRAXAIR, INC.,


By__________________________
  Title:

SHAWMUT BANK CONNECTICUT,
 NATIONAL ASSOCIATION, not
 in its individual capacity
 but solely as trustee under a
 Trust Agreement with
 Philip Morris Capital Corporation
 dated as of July 15, 1994,



By___________________________________
  Title:


Acknowledged and confirmed:


THE FIRST NATIONAL BANK OF
 CHICAGO, not in its individual capacity, but solely as Indenture Trustee under an Indenture dated as of July 15, 1994, with Philip Morris Capital Corporation


By____________________________________
  Title: